Exhibit 10.68
Execution Copy
AMENDMENT NO. 2 TO
TRIBECA FORBEARANCE AGREEMENT
     THIS AMENDMENT NO. 2 TO TRIBECA FORBEARANCE AGREEMENT (this “Amendment”) is entered into at Columbus, Ohio, as of August 15, 2008 (the “Amendment Effective Date”), by and among the BORROWERS listed on Schedule 1 hereto (each, a “Borrower” and collectively, the “Borrowers”), including without limitation, TRIBECA LENDING CORP., a New York corporation (“Tribeca”), FRANKLIN CREDIT MANAGEMENT CORPORATION, a Delaware corporation, in its capacity as Guarantor hereunder and in its capacity as servicer (“FCMC” or “Guarantor”), and THE HUNTINGTON NATIONAL BANK (“Huntington” or “Lender”). This Amendment further amends and modifies a certain Tribeca Forbearance Agreement and Amendment to Credit Agreements dated as of December 28, 2007 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Forbearance Agreement”), by and among the Borrowers, Tribeca, FCMC and Lender. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Forbearance Agreement.
RECITALS:
     A. As of December 28, 2007, the Borrowers, Tribeca, FCMC and Lender executed the Forbearance Agreement amending and restating the terms of certain extensions of credit to the Borrowers and Tribeca, as applicable, and in respect of the Forbearance Agreement, each of the Acknowledged Defaults are continuing; and
     B. As of December 28, 2007, the Borrowers executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (A Note) in the original principal sum of $400,000,000, which was thereafter amended and restated by a certain Second Amended and Restated Promissory Note (A Note) dated March 31, 2008, in the original principal sum of $410,859,753.55 (the “Tranche A Note”); and
     C. As of December 28, 2007, the Borrowers executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (B-1 Note) in the original principal sum of $22,783,296.75, which was thereafter amended and restated by a certain Second Amended and Restated Promissory Note (B-1 Note) dated March 31, 2008, in the original principal sum of $24,131,090.30 (the “Tranche B-1 Note”); and
     D. As of December 28, 2007, the Borrowers executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (B-2 Note) in the original principal sum of $22,783,296.75, which was thereafter amended and restated by a certain Second Amended and Restated Promissory Note (B-2 Note) dated March 31, 2008, in the original principal sum of $24,881,090.30 (the “Tranche B-2 Note”); and
     E. As of December 28, 2007, the Borrowers executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (B-3 Note) in the original principal sum of $22,783,296.75, which was thereafter amended and restated by a certain Second Amended and Restated Promissory Note (B-3 Note) dated March 31, 2008, in the original principal sum of $24,881,090.30 (the “Tranche B-3 Note”); and
     F. As of December 28, 2007, the Borrowers executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (B-4 Note) in the original principal sum of $22,783,296.75, which was thereafter amended and restated by a certain Second Amended and Restated Promissory Note (B-4 Note) dated March 31, 2008, in the original principal sum of $24,881,090.30 (the “Tranche B-4 Note” and together with the Tranche A Note, the Tranche B-1 Note, the Tranche B-2 Note and the Tranche B-3 Note, collectively, the “Notes”); and

     G. Tribeca, FCMC and the applicable Borrowers have failed to comply with (i) certain provisions of Section 11, “Certain Post-Closing Deliverables,” of the Forbearance Agreement by failing to comply with items 4 and 6 of Schedule 11 to Amendment No. 1 in respect of post-closing deliverables or requirements, schedules, documents and other items as required by the Forbearance Agreement, and (ii) Section 12(b), “Minimum Net Worth,” of the Forbearance Agreement for the period ending June 30, 2008, by failing to maintain the minimum Net Worth required by such section (collectively, the “Identified Forbearance Defaults”); and
     H. FCMC, Tribeca and the other Borrowers have requested that Lender waive the Identified Forbearance Defaults, amend and modify certain terms and financial covenants in the Forbearance Agreement, and extend the time periods or modify the requirements for FCMC, Tribeca and the other Borrowers to satisfy certain post-closing deliverables composing the Identified Forbearance Defaults, and Lender is willing to do so upon the terms and subject to the conditions contained herein; and
     I. Lender and each participant of Lender have fully performed all of their respective promises and agreements to FCMC, Tribeca and the other Borrowers and are under no obligation to amend any terms or covenants of any Loan Document or otherwise waive the Identified Forbearance Defaults, as requested by FCMC, Tribeca and the other Borrowers.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:
     1. Definitions Added. The following defined terms are hereby added to Section 2, “Certain Defined Terms,” of the Forbearance Agreement in their correct alphabetical order and shall recite as follows:
“Amendment No. 2” shall mean a certain Amendment No. 2 to Tribeca Forbearance Agreement dated as of August 15, 2008.
“Cash Flow Available for Debt Service” shall have the meaning assigned to that term in Section 12(d).
“Debt Service” shall have the meaning assigned to that term in Section 12(d).
     2. Amendments to Section 12. Paragraphs (b) “Minimum Net Worth,” and (d) “Interest Coverage Ratios” of Section 12, “Covenants,” of the Forbearance Agreement are hereby replaced in their entirety with the paragraphs set forth below and are amended respectively to recite as follows:
     (b) Intentionally Left Blank.
     (d) Cash Flow Coverage. Until such time as all Tranche A Advances and Tranche B Advances are indefeasibly paid in full, Guarantor and each Subsidiary on a consolidated basis shall maintain as of the end of each quarterly period a ratio of Cash Flow Available for Debt Service to Debt Service of not less than 1.20 to 1.00, with such ratio being determined (i) initially as of September 30, 2008, for the period from January 1, 2008, through and including September 30, 2008 (on a year-to-date basis), and (ii) as of December 31, 2008, and continuing as of the end of each quarter thereafter, for the most recently-ended twelve consecutive (12) month period ending on such date.
“Cash Flow Available for Debt Service” shall mean for any period all Collections (which term includes without limitation all servicing fees paid in cash, net payments received in cash pursuant to Interest Rate Hedge Agreements, due diligence fees paid in cash, interest payments and dividends paid in cash and any other cash payments); provided that for the purposes of the determination of Cash Flow, each such item of Collection shall be required to be received by Lender in the Lock Box or turned over to Lender by the Borrower and deposited in one of the Blocked Accounts at Huntington, and in each instance (i) applied to the Obligations (other than to principal of the Tranche D Advances, unless such application is accompanied by a permanent reduction thereof) or (ii) used to establish or augment any Reserves.
“Debt Service” shall mean for any period the sum of (i) Interest Expense, plus (ii) scheduled principal payments on Indebtedness. “Interest Expense” shall mean for any period total interest expense (other than PIK Interest), whether paid or accrued or due and payable (including without limitation in respect of all Advances and any Subordinated Indebtedness), plus the interest component of capital lease obligations for such period, plus all bank fees capitalized pursuant to GAAP (other than the Restructuring Fee), plus net costs under Interest Rate Hedge Agreements.
     3. Waiver of Identified Forbearance Defaults. Lender hereby waives the Identified Forbearance Defaults for the period through and including June 30, 2008.
     4. Schedule 11. Schedule 11 to the Forbearance Agreement is hereby amended with the schedule attached to this Amendment as Schedule 11.
     5. Conditions of Effectiveness. This Amendment shall become effective as of the Amendment Effective Date, upon satisfaction of all of the following conditions precedent:
     (a) Lender shall have received execution and delivery of, by all parties signatory thereto, originals, or completion as the case may be, to the satisfaction of Lender (or as waived by Lender) and its counsel, containing such information requested by Lender and its counsel and reflecting the absence of any material fact or issues and in all respect satisfactory to Lender, each of the following Loan Documents:
(i)	Three duly executed copies of this Amendment;
     (b) Receipt of an opinion of counsel for Guarantor, Tribeca and each other Borrower in form satisfactory to Lender.
     (c) Receipt of a waiver fee in respect of this Amendment in the amount of $12,500, payable to Lender to be shared on a pro rata basis with participants of Lender; and
     (d) The representations contained in the immediately following paragraph shall be true and accurate.

     6. Representations and Warranties. Each Borrower and FCMC represent and warrant to Lender as follows: except in respect of the Acknowledged Defaults and the Identified Forbearance Defaults, (a) after giving effect to this Amendment, each representation and warranty made by or on behalf of such Borrower and FCMC in the Forbearance Agreement and in any other Loan Document is true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior hereto; (b) the execution, delivery and performance by such Borrower and FCMC of this Amendment and each other Loan Document have been duly authorized by all requisite corporate or organizational action on the part of such Borrower and FCMC and will not violate any Constituent Document (as defined below) of such Borrower and FCMC; (c) this Amendment has been duly executed and delivered by such Borrower and FCMC, and each of this Amendment, the Forbearance Agreement and each other Loan Document as amended hereby constitutes the legal, valid and binding obligation of such Borrower and FCMC, enforceable against such Borrower and FCMC in accordance with the terms thereof; and (d) no event has occurred and is continuing, and no condition exists, which would constitute a Forbearance Default. “Constituent Document” means with respect to any entity, each of (i) the articles or certificate of incorporation or organization or partnership agreement (or equivalent organizational documents) of such entity, (ii) the regulations, by-laws or operating agreement (or equivalent governing documents) of such entity and (iii) any document setting forth the designation, amount or relative rights, limitations and preferences of any class or series of capital stock, warrants, options or other equity interests issued by such entity.
     7. Ratification and Reaffirmation. Each Borrower and FCMC acknowledge and agree: (a) that all the obligations, indebtedness and liabilities of such Borrower and FCMC to Lender under the Forbearance Agreement and the Loan Documents are the valid and binding obligations of such Borrower and FCMC respectively; (b) that the obligations, indebtedness and liabilities of such Borrower and FCMC evidenced by each Note executed and delivered by the each Borrower are valid and binding without any present right of offset, claim, defense or recoupment of any kind and are hereby ratified and confirmed in all respects; and (c) that the Liens and security interests granted to Lender as security for all obligations and liabilities of each Borrower and FCMC under the Forbearance Agreement and the Notes are valid and binding and are hereby ratified and confirmed in all respects.
     8. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Forbearance Agreement to “Forbearance Agreement and Amendment to Credit Agreements,” “Forbearance Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Forbearance Agreement, shall mean and be a reference to the Forbearance Agreement as amended hereby. Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Forbearance Agreement and the other Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which Lender may have hereunder or thereunder. Nothing in this Amendment shall constitute an novation. The amendments set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of Lender’s rights under, or of any other term or provisions of, the Forbearance Agreement or any other Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrower which would require the consent of Lender.
     9. Waiver and Release of All Claims and Defenses; Communications.
     (a) FCMC and each Borrower, for itself and its respective successors and assigns, agents, employees, officers and directors, hereby forever waive, relinquish, discharge and release all defenses and

Claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against (i) Lender, its successors, assigns, directors, officers, shareholders, agents, employees and attorneys, and (ii) all participants in any Commercial Loans or Advances, and such participants’ successors, assigns, directors, officers, shareholders, agents, employees and attorneys, (iii) any obligation evidenced by any Credit Agreement, any promissory note, instrument or other Loan Document in connection therewith, and (iv) any Collateral, in each instance, which FCMC or any Borrower, may have or may have made at any time up through and including the date of this Amendment, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by FCMC or any Borrower. “Claims” means all debts, demands, actions, causes of action, suits, dues, sums of money, accounts, bonds, warranties, covenants, contracts, controversies, promises, agreements or obligations of any kind, type or description, and any other claim or demand of any nature whatsoever, whether known or unknown, accrued or unaccrued, disputed or undisputed, liquidated of contingent, in contract, tort, at law or in equity, which FCMC, each Borrower or any or them ever had, claimed to have, now has, or shall or may have. The term Claims also includes all causes of action, liabilities and rights arising under or by virtue of any Credit Agreement, promissory note or other document or any transaction entered into in connection therewith. Nothing contained in this Amendment prevents enforcement of this waiver and release.
     (b) Each party to this Amendment acknowledges and agrees that one purpose of this Amendment is to facilitate the resolution of the Identified Forbearance Defaults and the Acknowledged Defaults and that, consistent with such purpose, no part of any oral or written communications between or among any Borrower, FCMC or Lender regarding the transactions contemplated in this Amendment, exclusive of this written Amendment itself (collectively, “Communications”), shall be utilized or deemed to be admissible as evidence in any litigation involving any party to this Amendment. Communications shall be deemed to constitute “compromise negotiations,” and not to constitute evidence that is “discoverable,” as those phrases are used in the Federal Rules of Evidence and any applicable state rules of evidence, and no Communications shall be deemed to constitute evidence that is otherwise admissible for any other purpose.
     (c) The release and communication provisions provided by paragraphs (a) and (b) of this Section, shall survive and continue in full force and effect notwithstanding the occurrence of a Forbearance Default under the terms of this Amendment or the termination of this Amendment or any Loan Document.
     10. No Waiver. Nothing in this Amendment shall be construed to waive, modify, or cure any default or Event of Default or Forbearance Default (other than the Identified Forbearance Defaults) that exist that exists or may exist under the Forbearance Agreement or other Loan Document.
     11. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AMENDMENT OR ANY LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together will constitute one and the same instrument. Receipt by Lender of a facsimile copy of an executed signature page hereof will constitute receipt by Lender of an executed counterpart of this Amendment.
     13. Costs and Expenses. FCMC and each Borrower, including Tribeca, agree to pay on demand all costs and expenses of Lender and any participant of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of Lender’s counsel and any participant’s counsel with respect thereto.
     14. Further Assurances. FCMC and each Borrower hereby agree to execute and deliver such additional documents, instruments and agreements and to take any such action reasonably requested by Lender as may be reasonably necessary or appropriate to effectuate the purposes of this Amendment.
     15. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.
     16. Headings. Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.
     17. Patriot Act Notice. Lender hereby notifies FCMC and each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 10756, signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies FCMC and each Borrower, which information includes the name and address of FCMC and each Borrower and other information that will allow Lender to identify FCMC or any Borrower in accordance with the Act.
[Signature Pages Follow.]

          IN WITNESS WHEREOF, each of the Borrowers, Tribeca, FCMC and Lender have hereunto set their hands as of the date first set forth above.

EACH BORROWER LISTED ON SCHEDULE 1 ATTACHED HERETO:
By:	/s/ Alexander Gordon Jardin
Name:	Alexander Gordon Jardin
Title: as Chief Executive Officer of, and on behalf of, each Borrower listed on Schedule 1 attached hereto.

Address for Notices: 101 Hudson St., 25th Floor Jersey City, N.J. 07302 Fax: 201-604-4400 Attention: General Counsel

With a copy to:

Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Fax: 212-715-8346 Attention: J. Michael Mayerfeld

TRIBECA LENDING CORP.
By:	/s/ Alexander Gordon Jardin
Name:	Name: Alexander Gordon Jardin
Title:	Chief Executive Officer

Address for Notices: Same as above

FRANKLIN CREDIT MANAGEMENT CORPORATION
By:	/s/ Thomas J. Axon
Name:	Thomas J. Axon
Title:	President

Address for Notices: Same as above
Signature Page to Amendment No. 2 to Tribeca Forbearance Agreement

THE HUNTINGTON NATIONAL BANK
By:	/s/ Alan D. Seitz
Name:	Alan D. Seitz
Title:	Senior Vice President

Address for Notices:
The Huntington National Bank
41 South High Street
Columbus, Ohio 43215
Attn: Special Assets
Fax: (614) 480-3795
With a copy to:
Porter Wright Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Attn: Jack R. Pigman and Timothy E. Grady
Fax: (614) 227-2100
Signature Page to Amendment No. 2 to Tribeca Forbearance Agreement

SCHEDULE 1
[Schedule of Borrowers attached]

SCHEDULE 11

2008 Date
	Due	Tribeca Post-Closing Item
1.	August 31	Close all deposit accounts and securities accounts other than accounts at Huntington or its affiliates or other financial institutions satisfactory to Lender.

2.	August 31	Guarantor, the applicable Borrower or such other Subsidiary owning or having control of any REO Property transfer such REO Property to Tribeca Lending Corporation (other than certain cooperatives identified to Lender in respect of which FCMC shall have pledged the shares thereof to Lender pursuant to Loan Documents in form and substance satisfactory to Lender). Lender shall have a first Lien on the capital stock and all other equity interests in Tribeca Lending Corporation pursuant to the terms of Loan Documents in all respects satisfactory to Lender.